Exhibit 107
Calculation of Filing Fee Table
S-8
(Form Type)
Rackspace Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	25,000,000 shares(2)	$4.49	$112,250,000	$110.20 per $1,000,000	$12,369.95
Total Offering Amounts							$12,369.95
Total Fee Offsets							—
Net Fee Due							$12,369.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	This Registration Statement on Form S-8 registers an additional 25,000,000 shares of Rackspace Technology, Inc.’s Common Stock issuable under the Rackspace Technology, Inc. 2020 Equity Incentive Plan.
(3)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Rackspace Technology, Inc.’s shares of Common Stock reported by Nasdaq Global Select Market on November 29, 2022.